UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2019

NEWBRIDGE GLOBAL VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-11730	84-1089377
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2545 Santa Clara Avenue

Alameda, CA 94501

               (Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 12, 2019, NewBridge Global Ventures, Inc., a Delaware Corporation (the “Company”) and Hydro Dynamics, Inc., a Georgia corporation (“Hydro”) entered into a technology license agreement (the “Agreement”), whereby the Company would license from Hydro certain Hydro-owned technology and associated intellectual property including the ShockWave Power Reactor/Extractor, such intellectual property being useful in a variety of industries including but not limited to those industries which extract, mix, heat, hydrate, homogenize and crystallize materials (the “Hydro Technology”). Pursuant to the terms and subject to the conditions set forth in the Agreement, the Company shall, in consideration for licensing the Hydro Technology from Hydro, furnish to Hydro: (i) a one-time lump-sum cash payment of $60,000 (the “Cash Payment”) no later than July 3, 2019; (ii) four semiannual payments of $125,000 each for an aggregate of $500,000 in payments beginning on January 15, 2020 and culminating with a final payment on July 15, 2021, such $500,000 is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a conversion price of $1.00 per share or the market price at the time of conversion but not less than $0.75 per share  (the “Convertible Payment”); (iii) 2,125,000 shares of the Company’s Common Stock (the “Stock Payment”) and (iv) an annual license fee of $100,000 no later than January 15 of each year of the Term beginning in 2022 (the “License Fee,” and together with the Convertible Payment, the Stock Payment and the Cash Payment, the “Hydro Fees”). In addition to the Hydro Fees, Hydro and the Company agreed to enter into a revenue-sharing plan whereby the Company will furnish to Hydro 3% of net revenues from the Company derived by the Company’s sale or lease of certain technologies (the “Revenue-Sharing Arrangement”) and Hydro is further permitted to sell certain stand-along products to third-parties in exchange for paying to the Company a participation fee for any such third-party sales (the “Hydro Sales”). The agreement is perpetual, subject to the Company’s right to terminate the agreement at the end of the Company’s 2025 fiscal year (the “Term”).

The foregoing is merely a summary of the Agreement, the Hydro Fees, the Revenue-Sharing Arrangement and the Hydro Sales, and is qualified in its entirety by the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities

The information furnished in Item 1.01 herein is incorporated by reference into this Item 3.02.

Item 8.01 Other Events

On April 18, 2019, the Company issued a press release regarding the Agreement. A copy of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

The exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Technology License Agreement dated April 12, 2019
99.1	Press Release regarding the Agreement dated April 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NewBridge Global Ventures, Inc. (Registrant)

Dated: April 18, 2019	By: /s/ Robert Bench Name: Robert Bench Title: Chief Executive Officer